UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2020 (July 6, 2020)

CORELOGIC, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pacifica	Irvine	California	92618-7471
(Street Address)	(City)	(State)	(Zip Code)

Registrant’s telephone number, including area code (949) 214-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.00001 par value	CLGX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 6, 2020, the Board of Directors (the “Board”) of CoreLogic, Inc., a Delaware corporation (the “Company”), authorized and declared a dividend distribution of one right (each, a “Right”) for each outstanding share of common stock, par value $0.00001 per share, of the Company (the “Common Stock”). The dividend is payable to holders of record as of the close of business on July 17, 2020 (the “Record Date”).

Each Right entitles the registered holder thereof to purchase from the Company, when exercisable and subject to adjustment, a unit consisting of one one-thousandth (1/1,000) of a share (a “Unit”) of Series A Junior Participating Preferred Stock, par value $0.00001 per share (the “Preferred Stock”), at a purchase price of $308.00 per Unit, subject to adjustment (the “Purchase Price”). The description and complete terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of July 6, 2020, between the Company and Equiniti Trust Company, as rights agent.

The following is a summary of the material terms of the Rights Agreement, and is qualified in its entirety by reference to the full text of the Rights Agreement, which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Rights Certificates; Exercise Period; Term

Initially, the Rights will be attached to all Common Stock certificates then outstanding (or for book entry shares of Common Stock, the Rights will be represented by notations in the respective book entry accounts), and no separate rights certificates (“Rights Certificates”) will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a distribution date for the Rights (the “Distribution Date”) will occur upon the earlier of the (i) tenth (10th) business day following a public announcement (or, if the tenth (10th) business day after such public announcement occurs before the Record Date, the close of business on the Record Date) that a person or group of affiliated or associated persons (such person or group being an “Acquiring Person”), other than certain exempt persons, has acquired beneficial ownership of ten percent (10%) or more of the outstanding shares of Common Stock (or twenty percent (20%) or more of the outstanding shares of Common Stock in the case of passive institutional investors reporting beneficial ownership on Schedule 13G (a “Schedule 13G Institutional Investor”) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), other than as a result of (a) pre-existing beneficial ownership in excess of the applicable threshold (in which case such person or group of affiliated or associated persons shall become an Acquiring Person if they become the beneficial owner of any additional shares of Common Stock; provided, for the avoidance of doubt, that the modification (directly or indirectly) of any derivative instrument or transaction that is not by its terms exchangeable or exercisable for, or convertible into, Common Stock to provide for the possibility of, or the exchange or settlement of any such instrument or transaction for, the issuance or transfer of shares of Common Stock or an instrument or transaction providing for the issuance or transfer of shares of Common Stock of the Company shall be deemed to be an acquisition of beneficial ownership of additional shares of Common Stock of the Company (regardless of whether thereafter or as a result thereof there is an increase, decrease or no change in the percentage of Common Stock then outstanding beneficially owned by such person or group of affiliated or associated persons)), (b) repurchases of Common Stock or securities convertible or exchangeable into Common Stock by the Company, (c) certain inadvertent acquisitions or (d) certain other situations (as specified in the Rights Agreement) and (ii) tenth (10th) business day (or such later date as the Board may determine) following the commencement of a tender or exchange offer by any person that would result in a person or group becoming an Acquiring Person. For purposes of the Rights Agreement, beneficial ownership is defined to include derivative securities.

Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates (or, for book entry Common Stock, by the notations in the respective book entry accounts) and will be transferred with, and only with, such Common Stock, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference (for book entry Common Stock, this legend will be contained in the notations in book entry accounts) and (iii) the surrender for transfer of any Common Stock outstanding will also constitute the transfer of the Rights associated with such Common Stock. Pursuant to the Rights Agreement, the Company reserves the right to require, prior to the occurrence of a Triggering Event (as defined below), that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

The Rights are not exercisable until the Distribution Date and will expire on July 6, 2021, unless the Rights are earlier redeemed, exchanged or terminated.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock (or notices will be provided to holders of book entry Common Stock) as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board, only Common Stock issued prior to the Distribution Date will be issued with the Rights.

Change of Exercise of Rights Following Certain Events

The following described events are referred to as “Triggering Events.”

(a)    Flip-In Event. In the event that a person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, other securities, cash or other assets of the Company) having a value equal to two (2) times the Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a person becoming an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void and any holder of such Rights (including any purported transferee or subsequent holder) will be unable to exercise or transfer any such Rights. However, Rights are not exercisable following the occurrence of a person becoming an Acquiring Person until the Distribution Date.

(b)    Flip-Over Events. In the event that, at any time after a person has become an Acquiring Person, (i) the Company engages in a merger or other business combination transaction in which the Company is not the continuing or surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the continuing or surviving corporation and the shares of Common Stock of the Company are changed or exchanged or (iii) fifty percent (50%) or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights that have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two (2) times the Purchase Price.

Redemption

At any time until the earlier of (i) ten (10) business days following public announcement that an Acquiring Person has become such (the “Stock Acquisition Date”) (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, ten (10) business days following the Record Date) or (ii) the expiration of the Rights Agreement, the Board may direct the Company to redeem all but not less than all of the then outstanding Rights, at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board), subject to adjustment as provided in the Rights Agreement (the “Redemption Price”). Immediately upon the action of the Board directing the Company to redeem the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Exchange of Rights

At any time after a person or group of affiliated or associated persons becomes an Acquiring Person but before any person acquires beneficial ownership of fifty percent (50%) or more of the outstanding shares of Common Stock, the Board may direct the Company to exchange the Rights (other than Rights owned by such person or group or certain related parties, which will have become null and void and non-transferable as described above), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment). The Company may substitute Preferred Stock (or shares of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges) for Common Stock at an initial rate of one Unit of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges) per share of Common Stock. Immediately upon the action of the Board directing the Company to exchange the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the number of shares of Common Stock (or Units of Preferred Stock or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges) equal to the number of Rights held by such holder multiplied by the exchange ratio.

Certain Adjustments

In order to preserve the actual or potential economic value of the Rights, the number of shares of Preferred Stock or other securities issuable upon exercise of the Rights, the Purchase Price, the Redemption Price and the number of Rights associated with each outstanding share of Common Stock are all subject to adjustment by the Board pursuant to certain customary anti-dilution provisions.

No Stockholder Rights Prior to Exercise

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Amendment of Rights Agreement

Subject to certain exceptions specified in the Rights Agreement, for so long as the Rights are then redeemable, the terms of the Rights and the Rights Agreement may be amended by the Company without the approval of any holders of Rights. Subject to certain exceptions specified in the Rights Agreement, after the Rights are no longer redeemable, the provisions of the Rights Agreement may be amended by the Company, without the approval of any holder of Rights, including to shorten or lengthen any time period under the Rights Agreement, so long as no such amendment (a) adversely affects the interests of the holders of the Rights as such, (b) causes the Rights Agreement to become amendable other than as already provided in the Rights Agreement or (c) causes the Rights to again become redeemable.

Certain Anti-Takeover Effects; Miscellaneous

The Rights are not intended to prevent a takeover of the Company and should not interfere with any merger or other business combination approved by the Board. However, the Rights may cause substantial dilution to a person or group of affiliated or associated persons that acquires beneficial ownership of ten percent (10%) (or twenty percent (20%) in the case of a Schedule 13G Institutional Investor) or more of the outstanding shares of Common Stock. As a result, the overall effect of the Rights may be to render more difficult or discourage a merger, tender offer or other business combination involving the Company that is not supported by the Board.

A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

See the description set out under “Item 1.01 - Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation

In connection with the adoption of the Rights Agreement described in Item 1.01 above, the Board approved a Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of CoreLogic, Inc. (the “Certificate of Designation”). The Certificate of Designation was filed with the Secretary of State of the State of Delaware and became effective on July 7, 2020.

The shares of Preferred Stock shall not be redeemable. Each share of Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of February, May, August, and November in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) one dollar ($1.00) or (b) subject to the provision for adjustment hereinafter set forth, one thousand (1,000) times the aggregate per share amount of all cash dividends, and one thousand (1,000) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Preferred Stock. In the event the Company shall at any time after July 6, 2020, (i) declare and pay any dividend on the Common Stock payable in Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Preferred Stock were entitled immediately prior to such event under clause (b) of the immediately preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the total number of shares of Common Stock outstanding immediately after such event and the denominator of which is the total number of shares of Common Stock that were outstanding immediately prior to such event.

The foregoing description of the rights of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Amended and Restated Bylaws

On July 6, 2020, the Board approved and adopted, effective as of such date, the Amended and Restated Bylaws of the Company (as so amended and restated, the “Bylaws”). In addition to correcting a typographical error in Section 2.11(f), the Bylaws were amended to add Article X (Forum for Adjudication of Certain Disputes) to provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, only if the Court of Chancery in the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, another state or federal court located within the State of Delaware) shall be the sole and exclusive forum for the resolution of certain legal actions, including any (i) derivative action, (ii) action asserting a breach of fiduciary duty by the directors or officers of the Company, (iii) action based on the General Corporation Law of the State of Delaware, the Bylaws or the Amended and Restated Certificate of Incorporation of the Company, dated as of May 28, 2010 (each, as may be amended) and (iv) action asserting a claim governed by the internal affairs doctrine of the Company.

The foregoing summary of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, which is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On July 7, 2020, the Company issued a press release (the “Press Release”), released an investor presentation (the “Investor Presentation”), and delivered to Cannae and Senator the Unsolicited Bid Response Letter (each as defined below), each of which contained, among other matters, information regarding updated guidance for the fiscal year ended 2020 and guidance for the fiscal years ended 2021 and 2022.

The full texts of the Press Release, Investor Presentation and Unsolicited Bid Response Letter are attached hereto as Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3, respectively, and are being “furnished” in accordance with General Instruction B.2 of Form 8-K and, as such, are not deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, and are not incorporated by reference into any filings with the Securities and Exchange Commission unless explicitly so incorporated in such filings.

Item 8.01	Other Events.

On July 7, 2020, the Company issued the Press Release, announcing that its Board, in consultation with its independent financial and legal advisors, unanimously determined to reject the previously announced unsolicited proposal from Senator Investment Group, LP (“Senator”) and Cannae Holdings, Inc. (“Cannae”) received on June 26, 2020 to acquire the Company for $65.00 per share in cash, as it significantly undervalues the Company, raises serious regulatory concerns and is not in the best interests of the Company and its stockholders. In connection with the announcement, the Company sent a letter to its stockholders on July 7, 2020 regarding the unsolicited proposal, a copy of which is contained in the Press Release, and released the Investor Presentation. The Company informed Cannae and Senator of its decision in a letter on July 7, 2020, a copy of which is attached hereto as Exhibit 99.3 (the “Unsolicited Bid Response Letter”).

The Company also announced in the Press Release that its Board established a share repurchase authorization of $1 billion, which supersedes the Company’s previous share repurchase authorization.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of CoreLogic, Inc., dated July 7, 2020

3.2	Amended and Restated Bylaws of CoreLogic, Inc.

4.1	Rights Agreement dated as of July 6, 2020, by and between the Company and Equiniti Trust Company, as rights agent, which includes as Exhibit B the Form of Rights Certificate

99.1	Press Release dated July 7, 2020

99.2	Investor Presentation dated July 7, 2020

99.3	Letter to Cannae Holdings, Inc. and Senator Investment Group, LP dated July 7, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2020

CORELOGIC, INC.

By:	/s/ Frank D. Martell
Name:	Frank D. Martell
Title:	President and Chief Executive Officer